UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 February 22, 2005

MENTOR CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01    Entry into a Material Definitive Agreement.

On February 16, 2005, Christopher J. Conway resigned as a director and executive officer of Mentor Corporation (the "Company").  In connection with such resignation, the Company entered into a Severance Agreement and Release with Mr. Conway, which provides for the following:

•     Severance pay in amount equal to 24 months' base salary, plus one month's base salary for each year of service by Mr. Conway (36 years) with the Company (i.e., 60 months' total salary) for a total amount of $2,172,600;

•     The accelerated vesting of all unvested and unexpired stock options (185,000 options), which are held by Mr. Conway pursuant to stock option agreements with the Company;

•     The payment of premiums for Mr. Conway and his dependents' health, dental and vision benefits coverage for up to twelve months after his resignation;

•     Transfer of ownership of the Company automobile used by Mr. Conway at the time of his resignation; and

•     A one-time office allowance payment of $25,000.

Mr. Conway's Severance Agreement and Release also contains customary confidentiality, release of claims, non-disparagement, non-solicitation, and indemnification provisions and an agreement by Mr. Conway not to engage in any business activity, for a period of 24 months, that is the same or similar to Mr. Conway's work for the Company and that is within the same geographic territory and which is directly competitive with the business conducted by the Company at the time of Mr. Conway's resignation.

On February 16, 2005, Adel Michael resigned as a director and executive officer of the Company.  In connection with such resignation, the Company entered into a Severance Agreement and Release with Mr. Michael, and his Employment Agreement with the Company terminated.  Consistent with Mr. Michael's Employment Agreement, the Severance Agreement and Release provides for the following:

•     A pro rata payment representing Mr. Michael's remaining base salary (of $375,000 per annum) through June 30, 2005, in a lump sum amount;

•     Severance pay in amount equal to two years' base salary;

•     A bonus equal to two years' base salary in payment of an incentive bonus previously agreed to by the Company in connection with special projects to which Mr. Michael had been assigned and that were subsequently terminated by the Company prior to their completion;

•     The accelerated vesting of all unvested and unexpired stock options (193,000 options), which are held by Mr. Michael pursuant to stock option agreements with the Company;

•     The payment of premiums for Mr. Michael and his dependents' health, dental and vision benefits and Mr. Michael's life insurance coverage through June 30, 2008; and

•     Transfer of ownership of the Company automobile used by Mr. Michael upon his payment in the amount of the lease buy-out and transfer costs of the automobile, less the Company's remaining contractual obligations to Mr. Michael in relation to such automobile.

Mr. Michael's Severance Agreement and Release also contains customary confidentiality, release of claims, non-disparagement, non-solicitation, and indemnification provisions.

 Item 1.02    Termination of a Material Definitive Agreement.

The Company entered into a Severance Agreement and Release with Adel Michael, Vice Chairman, which provided for the termination of his Employment Agreement with the Company, effective February 16, 2005.  See "Item 1.01  Entry into a Material Definitive Agreement".

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2005, Christopher Conway, Chairman, and Adel Michael, Vice Chairman, resigned as directors of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: February 22, 2005 By:	/s/ Joshua H. Levine
Joshua H. Levine Chief Executive Officer
Date: February 22, 2005 By:	/s/ Loren L. McFarland
Loren L. McFarland Chief Financial Officer

3